Exhibit 107

Filing Fee Table

           F-1

(Form Type)

TIAN RUIXIANG Holdings Ltd

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

			Fee		Proposed	Proposed
			Calculation		Maximum	Maximum
		Security	or Carry		Offering	Aggregate		Amount of
	Security	Class	Forward	Amount	Price Per	Offering	Fee	Registration
	Type	Title	Rule	Registered	Unit	Price	Rate	Fee
Fees To Be Paid	Equity	Class A Ordinary Shares, par value $0.025 per share, issued pursuant to the Subscription Agreements	Rule 457(a)	5,400,000(1)		$10,000,000(2)	0.0001531	$1,531
Fees To Be Paid	Equity	Class A Ordinary Shares, par value $0.025 per share	Rule 457(c)	694,445(3)	$1.67(4)	$1,159,723.15	0.0001531	$177.55
Fees To Be Paid	Equity	Class A Ordinary Shares, par value $0.025 per share, issuable pursuant to the Subscription Agreements	Rule 457(a)	5,400,000(5)	$1.852(6)	$10,000,800	0.0001531	$1,531.13
	Total Offering Amounts							$3,239.68
	Total Fees Previously Paid							$0
	Total Fee Offset							$0
	Net Fee Due							$3,239.68

(1)	Represents the issuance by the registrant of 5,400,000 Class A Ordinary Shares that were issued to the subscribers named in the prospectus that forms a part of this registration statement on Form F-1 (the “Subscribers”).
(2)	Based on the aggregate purchase price of 5,400,000 Class A Ordinary Shares in accordance with Rule 457(g) under the Securities Act.

(3)	Represents the issuance by the registrant of 694,445 Class A Ordinary Shares that were issued according to the Subscription Agreements dated November 1, 2024.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act, based upon the average of the high ($1.79) and low ($1.55) prices of the Class A Ordinary Shares as reported on the Nasdaq Capital Market on December 30, 2024, which is a date within five business days prior to the filing date of this registration statement.
(5)	Represents the issuance by the registrant of 5,400,000 Class A Ordinary Shares that may be issued upon the exercise of the investor right to purchase up to the additional Class A Ordinary Shares at a per share price of $1.852.
(6)	Based on the exercise price of $1.852 per Class A Ordinary Share in accordance with Rule 457(g) under the Securities Act.